POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Scott Pintoff, Jason Edelstein, Conor Colasurdo and Patrick Wilson signing singly, and each acting individually, with the full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S.Securities and Exchange Commission (the “SEC”), a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule thereunder;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or stockholder of MarketAxess Holdings Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a)of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and file such Form with the SEC and any stock exchange or similar authority; and

(4) act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing,removing and replacing account administrators, account users, technical administrators and delegated entities; (ii)maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining,modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint,remove or replace users for the undersigned’s EDGAR account; and

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving,any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or any rule thereunder. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company,unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.Notwithstanding the foregoing, if any attorney-in-fact appointed hereby hereafter ceases to be an employee of the Company, then this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the undersigned’s part.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February, 2026.

/s/ William Quan

William Quan